Exhibit 10.5


                              MUELLER GROUP, INC.

                              EMPLOYMENT AGREEMENT

     This AGREEMENT (this "Agreement") is entered into as of February 1, 2003, by and between George P. Bukuras currently of Hampton, New Hampshire and Dedham, Massachusetts (the "Employee"), and Mueller Group, Inc., a Delaware corporation'(the "Company").

     WHEREAS, the Employee is currently and has been employed by the Company continuously since October 1, 2000 pursuant to certain understandings set forth in an offer of employment letter dated August 16, 2000 and acceptance of employment letter, inclusive of attachment(s) thereto, dated August 17, 2000;

     WHEREAS, the Company and the Employee desire to continue with this employment relationship without interruption and by this Agreement to clarify and modify, as of the Effective Date of this Agreement, certain of the prior understandings between them concerning such employment;

     NOW, THEREFORE, in consideration of the covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto hereby agree as follows:

     1. Employment. The Company shall employ the Employee commencing as of February 1, 2003 (the "Effective Date") and continuing through the remaining term hereof, and the Employee hereby accepts such employment, all upon the terms and conditions set forth herein.

     2. Duties and Authority. The Employee shall hold the positions of Vice President, General Counsel and Secretary of the Company and shall report to the Chief Executive Officer of the Company. The Employee shall be the Chief Legal Officer of the Company.

     3. Term and Termination. The term of this Agreement (the "Term") shall be one (1) year commencing on the Effective Date and shall renew automatically for additional one (1) year terms; provided, that:

               (i) The Company may terminate the Employee's employment for Cause (as defined below) at any time, effective immediately.

               (ii) The Employee may terminate his employment with the Company at any time, whether by voluntary resignation without Good Reason (as defined below) or for Good Reason, by not less than thirty (30) days prior written notice. For purposes of this




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          Agreement, the effective date of such termination of employment shall be deemed to be that date which is thirty (30) days after the date of said notice.

               (iii) The Employee's employment may be terminated by mutual written agreement with the Company (which, for purposes of this Agreement, shall be deemed to be a termination by the Company for other than Cause).

               (iv) In the event of termination of the Employee's employment:
          (a) by the Company for Cause, or (b) by the Employee's voluntary resignation other than for Good Reason, or (c) due to death of the Employee, or (d) due to Disability (as defined below) of the Employee, the Company shall continue to compensate the Employee in the normal course through the effective date of termination and the severance payment obligations of paragraph 4(d) shall be inapplicable.

               (v) For purposes of this Agreement. "Cause" shall mean the
          Employee's: (a) failure to substantially perform his duties, where the Employee refuses to remedy such failure after written notification and a reasonable opportunity to remedy; (b) conviction of a felony arising from any act of fraud, embezzlement or willful dishonesty in relation to the business or affairs of the Company or any other felonious conduct on the part of the Employee that is demonstratably detrimental to the best interests of the Company; (c) being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or, (d) commission of any other willful act that is demonstratably injurious to the financial condition or business reputation of the Company.

               (vi) For purposes of this Agreement "Good Reason" shall mean:
          (a) a material diminution of the responsibilities, duties, authority or station of the Employee's position; (b) the requirement by the Company that the Employee relocate his place of employment, without the Employee's consent, outside the Southern New Hampshire and/or eastern Massachusetts area; or (c) the Requirement that the Employee engage in conduct in violation of federal, state or local laws or regulations.

               (vii) For purposes of this Agreement "Disability" shall be deemed to have occurred if the Employee has been unable to perform the duties of his employment due to mental or physical incapacity for a period of 6 consecutive months or for any 12 months in any period of 24 consecutive months.



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     4. Compensation. In return for his services hereunder, the Employee shall be entitled to (i) the Salary as specified below, (ii) certain fringe benefits, to the extent provided below.

          (a) Salary. Starting with the Effective Date, the Employee shall be paid a base salary (the "Salary") at an annual rate of not less than Two Hundred Thousand ($200,000) Dollars. Salary payments shall be made as customarily disbursed by the Company.

          (b) Bonus. The Employee shall receive an annual bonus, payable at the conclusion of each fiscal year, equivalent to not less than 5% of the bonus pool applicable to compensate executive management of the Company. It is acknowledged that prior to the effective date of this Agreement, the Employee's share of said bonus pool had been at the rate of 4%.

          (c) Fringe Benefits, Automobile and Expenses. The Employee shall be entitled to participate from time to time in all fringe benefits of the Company made available to employees generally, and employees of a class including the Employee. The Employee shall have use of a Company owned automobile. The Company shall promptly reimburse the Employee for all ordinary and necessary expenses incurred by the Employee on behalf of the Company. Notwithstanding anything contained in this paragraph 4(c) to the contrary, Employee acknowledges that: (i) the Company, through its Board of Directors, is contemplating the adoption of a plan to provide benefits to certain members of the management team in connection with a change of control transaction expected to be consummated during the current fiscal year, which benefits, if any, (all of which shall be granted prior to consummation of said transaction) may include special severance arrangements, grants of additional stock options, the acceleration of stock option vesting, the issuance of Company Stock, and/or the like (the "Transaction Benefits"); and (ii) the benefits afforded Employee pursuant to paragraph 4(d) of this agreement are and shall be in lieu of said Transaction Benefits.

          (d) Severance Payment. In the event the Employee is terminated: (x) by the Company for any reason other than for Cause, or (y) by voluntary resignation by the Employee for Good Reason, or (z) by mutual written agreement of the parties, whether any such termination occurs during or upon the expiration of the stated Term hereof or during or upon the expiration of any renewal of said Term, then the Employee shall be entitled to severance compensation in an amount equal to the sum of (A) eighteen (18) months Salary (at the rate then in effect), plus (B) one hundred fifty (150%) percent of the bonus paid or payable to the Employee for the fiscal year immediately preceding the fiscal year in


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

     which termination occurs; provided, however, that notwithstanding anything set forth in this Paragraph 4(d) to the contrary, the Company's obligation to make the severance payments provided for herein is and shall be conditioned upon the execution by the Employee and tender to the Company of a release of claims against the Company. Said release of claims shall be in a form conforming in all material respects to the Release attached hereto and incorporated herein as Exhibit #1 (the "Release"). Payment of such severance amounts shall be made by means of a single lump sum payment upon the later of: (i) that date which is thirty (30) calendar days after the effective date of the Employee's termination of employment, or (ii) that date which is ten (10) days after the date of delivery to the Company the Release as executed by the Employee.

     5. Provisions Relating to Employee Conduct and Termination of Employment.

          (a) Confidentiality. The Employee recognizes and acknowledges that certain assets of the Company constitute Confidential Information, as defined in Paragraph 5(c) below. The Employee agrees that at all times during his employment and thereafter for a period of three (3) years, he will keep and maintain all Confidential Information confidential.

          (b) Return of Materials. The Employee agrees that on the termination of his employment, however such termination may occur, the Employee will promptly return to the Company all materials and other property from time to time held by the Employee and proprietary to the Company, that is, all Confidential Information which had been reduced to written form.

          (c) Confidential Information. Confidential Information for purposes of this Agreement shall mean all trade secrets and other proprietary information of the Company not within the public domain.

          (d) Noncompetition. During the Term, inclusive of any renewal thereof, and (subject to the payment and performance by the Company of its obligations under Sections 3 and 4 hereof) for a period of one (1) year after the cessation of the Employee's employment with the Company, the Employee will not, directly or indirectly, compete with the Company anywhere in the United States or Canada.

     6. Miscellaneous.

          (a) Supercedes Prior Agreements. This Agreement is intended to supercede the prior agreement between the Employee and the


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     Company as memorialized in correspondence between them dated August 16,
     2000 and August 17, 2000.

          (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties. In the event of a sale or transfer of substantially all of the Company's assets, and/or the businesses of the Company, the Company shall make as a condition of said sale or transfer the assumption by the purchaser or transferee of the obligations hereunder.

          (c) Notices. All notices and other communications hereunder shall be in writing or by written telecommunication (i.e., facsimile), and shall be deemed to have been duly given if delivered personally or if sent by overnight courier or by certified mail, return receipt requested, postage prepaid or sent by written telecommunication or telecopy, if to the Company, to its corporate headquarters and, if to the Employee to his last residence as shown on the records of the Company.

          (d) Venue; Jurisdiction; Fees. The parties hereto agree that any dispute hereunder, or otherwise relating to the Employee's employment relationship with the Company, whether or not arising during the term of this Agreement, shall be submitted to the federal or appropriate state court having jurisdiction and located in Massachusetts, and the parties consent to the exclusive venue and jurisdiction of such courts; and further that, should the Employee seek to enforce the Company's obligations hereunder and prevail, Employee shall be entitled to an award of attorney fees.

          (e) Governing Law. This Agreement is to be governed and construed according to the internal substantive laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions, and is to take effect as an instrument under seal.

          (f) Conflicts. To the extent that this Agreement conflicts with any provision, in any handbook, policy manual, rule or regulation, the provisions of this Agreement shall take precedence.

                 [ Remainder of Page Intentionally Left Blank ]



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


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

                                      MUELLER GROUP, INC.



                                      BY:
                                          ------------------------------------
                                          Name: Dale B. Smith
                                          Title: Chief Executive Officer




                                      ----------------------------------------
                                      George P. Bukuras






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


                                   Exhibit #1
                                       To
                     Agreement between Mueller Group, Inc.
                                      And
                               George P. Bukuras
                            Dated February __, 2003

                                                                           DATE

                                    RELEASE



As consideration and a material inducement to Mueller Group, Inc. (the "Company") to provide to me the Severance Payments ( the "Severance Payment") referred to in Paragraph 4(d) of a certain Agreement between me and the Company dated February, 2003 (the "Agreement"), I, George P. Bukuras, hereby voluntarily, irrevocably, and unconditionally release and forever discharge the Company's owners, partners, predecessors, successors, assigns, agents, insurers, directors, officers, employees, representatives, subsidiaries, affiliates, and all persons acting through, by, under, or in concert with any of the above, from any and all complaints, claims, demands, liabilities, or rights, whether known or unknown and whether in law or in equity, that I had, now have, or may claim to have in the future that arise in whole or in part from my employment at or termination from the Company. This general release specifically includes, but is not limited to, claims for unpaid wages, claims of discrimination under Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act ("ADEA") (see attached STATEMENT OF RIGHTS UNDER ADEA), or any other prohibited basis identified under any federal, state or local statute, regulation or ordinance, claims under the Fair Labor Standards Act, claims for work-related injury or illness, whether physical in nature or manifested by psychological or emotional stress, claims of fraud, conspiracy, breach of employment contract, interference with employment contract, wrongful discharge in violation of public policy, breach of the implied covenant of good faith and fair dealing, infliction (negligent or intentional) of emotional distress, or any other claim arising out of my employment or severance of my employment with the Company including, but not limited to, any claims under any federal, state or local statute, regulation, ordinance or common law. Notwithstanding anything set forth in this general release to the contrary, nothing herein is intended or shall be construed or understood to diminish or limit in any way any of the protections and/or benefits to which I may be entitled, as an employee or former employee of the Company, pursuant to any directors and officers liability insurance policy maintained by the Company at any time and from time to time.

Understanding of Release
------------------------
It is expressly understood and intended that, except as otherwise set forth herein, this is my complete and final release of any and all claims of whatever nature against the Company I further acknowledge and agree that this release is an essential material provision of the Agreement and that without this Release, the Severance Payment provided for in the Agreement would not be made in connection with my separation from the Company. I understand, warrant, and agree that I am responsible for any federal, state, and local taxes, which may be owed by me by virtue of the receipt of the Severance Payment.

The Company's Non-Admission of Liability
----------------------------------------
I understand that the Company shall tender to me the Severance Payment provided for in the Agreement solely to ease the impact of the loss of my employment and to effectuate a mutually acceptable separation from my employment with the Company. The fact that the Company is making the Severance Payment to me shall not be understood or construed as an admission that the Company has violated my rights in any manner whatsoever, or the rights of anyone else.

Miscellaneous
-------------
This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to its conflicts of law principles. The Agreement and this Release shall be binding upon the respective heirs, legal representatives, successors, and assigns of me and the Company.

ACKNOWLEDGEMENT
---------------

I ACKNOWLEDGE THAT I HAVE THE RIGHT TO CONSULT MY FINANCIAL, TAX AND LEGAL ADVISORS REGARDING THIS RELEASE BEFORE SIGNING AND THAT I AM ENCOURAGED BY THE COMPANY TO CONSULT SUCH ADVISORS BEFORE SIGNING. FURTHER I ACKNOWLEDGE THAT I HAVE HAD SUFFICIENT TIME TO CONSIDER THE TERMS OF THIS RELEASE.

MY SIGNATURE BELOW IS EVIDENCE THAT I HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS RELEASE AND THAT I HAVE HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSIDER THE SEVERANCE PAYMENT AND RELEASE PROVISIONS CONTAINED IN THE AGREEMENT AND/OR IN THIS RELEASE AND CONSULTED WITH MY FINANCIAL, TAX, AND LEGAL ADVISORS BEFORE SIGNING THIS RELEASE. I VOLUNTARILY ACCEPT THE TERMS STATED IN THIS RELEASE. I ACKNOWLEDGE THAT I AM NOT UNDER DURESS, COERCION, OR

UNDUE INFLUENCE AND HAVE CHOSEN TO EXECUTE THIS RELEASE VOLUNTARILY.

I ACKNOWLEDGE THAT I AM ENTITLED TO UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT TO SIGN THIS RELEASE. IF I DECIDE TO SIGN, THE EXECUTED RELEASE MUST BE RETURNED TO DALE SMITH NO LATER THAN 5:00 P.M., ----------2-----. I MAY SIGN THIS RELEASE PRIOR TO THE END OF THE TWENTY-ONE (21) DAY PERIOD, BUT THE COMPANY CANNOT REVOKE THIS OFFER BEFORE THEN.

I ACKNOWLEDGE THAT IF I DECIDE TO EXECUTE THIS RELEASE, I HAVE SEVEN (7) DAYS AFTER DOING SO TO REVOKE THE SEVERANCE PAYMENT AND RELEASE PROVISIONS OF THE AGREEMENT AND THIS RELEASE. THAT MEANS THAT IF, FOR ANY REASON, I DECIDE THAT SIGNING THIS RELEASE WAS NOT IN MY BEST INTEREST, I HAVE SEVEN (7) DAYS AFTER SIGNING TO MAKE THAT DECISION. SUCH REVOCATION MUST BE IN WRITING AND RECEIVED BY THE COMPANY NO LATER THEN 5:00 P.M. ON THE SEVENTH (7TH) CALENDAR DAY (OR THE FIRST WORK DAY THEREAFTER), BEGINNING WITH THE DAY AFTER I EXECUTE THIS AGREEMENT.

The terms of the Agreement (inclusive of the fringe and the other benefits referred to therein) and this Release constitute the entire understanding concerning my employment, separation and all other subjects addressed in the Agreement and this Release. Except as specifically provided herein, the Agreement and this Release supersede and replace all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter herein.







Attachment                                         George P. Bukuras (date)

                         STATEMENT OF RIGHTS UNDER ADEA

          NOTE: THIS STATEMENT IS BEING FURNISHED TO YOU IN CONJUNCTION WITH AN OFFER TO PROVIDE YOU WITH SEVERANCE PAYMENTS, TO WHICH YOU ARE NOT OTHERWISE ENTITLED, IN EXCHANGE FOR YOUR AGREEMENT TO RELEASE OR WAIVE CLAIMS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT AND CERTAIN OTHER LAWS (HEREINAFTER SOMETIMES REFERRED TO AS THE "RELEASE AGREEMENT"). PLEASE READ THIS STATEMENT CAREFULLY AND ACKNOWLEDGE BELOW.

          The federal Age Discrimination in Employment Act ("ADEA") (29 U.S.C. ss. 621 et seq.) prohibits an employer from discriminating against any employee age 40 or over because of that individual's age. The Act prohibits discrimination in all terms and conditions of employment, including hiring, promotions, transfers, demotions, salary or termination.

          The ADEA also provides employees/former employees with certain rights in connection with any release or waiver of claims under the ADEA. Specifically, in order for such a release or waiver to be valid, the following must occur:

          (1) The release or waiver must be part of an agreement between the individual and the employer that is written in a manner that can be understood by the individual or by an average individual eligible to participate (29 U.S.C. ss. 626(f)(1)(A)).

          (2) The waiver must specifically refer to rights or claims arising under the ADEA. (29 U.S.C. ss. 626(f)(1)(B)).

          (3) The individual is not required to waive rights or claims that arise after the date the waiveris executed. (29 U.S.C. ss. 626(f)(1)(C)).

          (4) The individual may waive rights or claims only in exchange for consideration in addition to anything of value to which he is already entitled. (29 U.S.C. ss. 626(f)(1)(D)).

          (5) THE INDIVIDUAL MUST BE ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE RELEASE AGREEMENT. (29 U.S.C. ss. 626(f)(1)(E)).

          (6) THE INDIVIDUAL MUST BE GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER THE RELEASE AGREEMENT. (29 U.S.C. ss. 626
     (f)(1)(F)(i)).


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          (7) THE RELEASE AGREEMENT MUST PROVIDE FOR A PERIOD OF AT LEAST SEVEN
     (7) DAYS AFTER THE RELEASE AGREEMENT'S EXECUTION IN WHICH THE INDIVIDUAL MAY REVOKE THE RELEASE AGREEMENT. Furthermore, the Release Agreement must not become effective or enforceable until this revocation period has passed. (29 U.S.C. ss. 626(f)(1)(G)).

          This statement has been provided to you in conjunction with a request or offer to enter into an agreement that provides, among other things, that you release or waive your right to make claims under the ADEA.

          In conformance with the requirements set forth above, Employer hereby:

          a. ADVISES YOU TO CONSULT AN ATTORNEY BEFORE YOU SIGN THE RELEASE AGREEMENT.

          b. OFFERS YOU IN EXCESS OF TWENTY-ONE (21) DAYS from your receipt of the proposed Release Agreement and this statement to consider and sign the Release Agreement. The Release Agreement should be returned to us with your signature by -----,2--in order to be accepted.

          c. Allows you SEVEN (7) DAYS after the date you return the Release Agreement with your signature to revoke the Release Agreement. If we receive no revocation within that period, the Release Agreement will become effective and enforceable. Your revocation must be in writing, and sent by certified mail or facsimile to:

                        Dale B. Smith
                        President
                        Mueller Group, Inc.
                        500 West El Dorado Street
                        PO Box 671
                        Decatur, IL 62525
                        Telephone:
                        Facsimile:




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     IF YOU DO NOT UNDERSTAND ANYTHING IN OR ABOUT THIS STATEMENT OF RIGHTS,
THE PROPOSED RELEASE AGREEMENT, OR THE RELEASE OR WAIVER OF RIGHTS CONTAINED IN THE PROPOSED RELEASE AGREEMENT, PLEASE LET US KNOW SO THAT WE CAN PROVIDE CLARIFICATION. WE WILL ASSUME, AND ASK ANY COURT OR TRIER OF FACT TO ASSUME, THAT YOU HAVE UNDERSTOOD EVERYTHING ON WHICH CLARIFICATION HAS NOT BEEN SOUGHT.

     In order to document compliance with the various legal requirements described above, we will need you to sign and date the acknowledgment of receipt of this Statement and the proposed Release Agreement in which the release/waiver of claims under the ADEA appears. You will be provided with a copy of this Statement and your acknowledgment of receipt for your records.

                           ACKNOWLEDGMENT OF RECEIPT

     I HEREBY ACKNOWLEDGE THAT ON THE DATE INDICATED BELOW, I RECEIVED A COPY OF THE PROPOSED RELEASE AGREEMENT THAT INCLUDES A WAIVER/RELEASE OF CLAIMS UNDER THE ADEA, AND OF THE STATEMENT OF RIGHTS UNDER THE ADEA.


Dated:               ,
       --------- ----      ------------------------------------------
                                    George P. Bukuras